UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Harris & Harris Group, Inc.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 2, 2013

To the Shareholders of Harris & Harris Group, Inc.:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Shareholders of Harris & Harris Group, Inc. (the “Company”) will be held on Thursday, May 2, 2013, at 4:00 p.m., local time, at Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square (between 42nd and 43rd Streets), New York, New York 10036. This meeting has been called by the Board of Directors of the Company, and this notice is being issued at its direction. It has called this meeting for the following purposes:

1.	To elect seven directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

2.	To ratify, confirm and approve the Audit Committee's selection of PricewaterhouseCoopers LLP as the independent registered public accountant for the fiscal year ending December 31, 2013;

3.	To cast an advisory vote on executive compensation as described in the Compensation Discussion & Analysis and the accompanying tabular and narrative disclosure as included herein; and

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

We encourage you to contact us at 877-846-9832, from 9:00 a.m. to 5:00 p.m. EST, if you have any questions.

Holders of record of the Company's common stock as of the close of business on March 13, 2013, will be entitled to vote at the meeting.

Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy card and return it promptly in the enclosed business reply envelope, which requires no postage if mailed in the United States, so you will be represented at the Annual Meeting. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

By Order of the Board of Directors,

March 28, 2013
New York, New York	Sandra M. Forman
Secretary

IMPORTANT: PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THE MEETING DATE IS MAY 2, 2013.

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Harris & Harris Group, Inc.
1450 Broadway, 24th Floor
New York, New York 10018
(212) 582-0900

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 2, 2013

Our Board of Directors (“Board”) is sending you this proxy statement to ask for your vote as a shareholder of Harris & Harris Group, Inc. (the “Company,” “we,” “us” or “our”) on certain matters to be voted on at our upcoming 2013 annual meeting of shareholders (the “Annual Meeting”), which will be held on Thursday, May 2, 2013, at 4:00 p.m., local time, at Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square (between 42nd and 43rd Streets), New York, New York 10036, and at any postponements or adjournments thereof. We are mailing this proxy statement and the accompanying notice and proxy card, along with our Company's Annual Report for the fiscal year ended December 31, 2012, on or about March 28, 2013.

ABOUT THE MEETING

What Is The Purpose of The Annual Meeting?

At the Annual Meeting, you will be asked to vote on the following proposals:

1.	To elect seven directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified (“Election of Directors Proposal”);

2.	To ratify, confirm and approve the Audit Committee's selection of PricewaterhouseCoopers LLP as the independent registered public accountant for the fiscal year ending December 31, 2013 (“Ratification of Auditor Proposal”); and

3.	To cast an advisory vote on executive compensation as described in the Compensation Discussion & Analysis and the accompanying tabular and narrative disclosure as included herein (“Advisory Vote on Compensation Proposal”); and

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

We are not aware of any other matter that will be presented for your vote at the meeting.

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Who Is Entitled To Vote?

Only shareholders of record at the close of business on the record date, March 13, 2013, are entitled to receive notice of and to vote the shares of our common stock that they held on the record date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder as of the record date to cast one vote on each matter acted upon at the meeting. As of the record date, the Company had 31,116,881 shares of common stock outstanding. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee that you present at the Annual Meeting.

How Is A Quorum Determined?

Approval of any of the matters submitted for shareholder approval requires that a quorum be present. Our Bylaws provide that a majority of the shareholders entitled to vote, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” will be counted as shares present at the Annual Meeting for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner or other persons entitled to vote.

How Can I Vote?

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card and the Company receives it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice. If any other matters properly come before the Annual Meeting, the persons named on the proxies will vote upon such matters at their discretion.

What Does It Mean If I Receive More Than One Proxy Card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

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What Is Required To Approve Each Proposal?

Subject to the rules for broker non-votes and abstentions discussed below:

Election of Directors. For the Election of Directors Proposal, the directors will be elected by a plurality of the votes cast (that is, the seven nominees who receive more affirmative votes than any other nominees will be elected).

Ratification of Auditor. For the Ratification of Auditor Proposal, the proposal will be approved if a majority of the votes cast are cast in favor.

Advisory Vote on Executive Compensation. For approving, on an advisory basis, the Advisory Vote on Compensation Proposal, the proposal will be approved if a majority of the votes cast are cast in favor. Although the vote is non-binding on the Company, the Board will consider the outcome of the vote when making future compensation decisions.

Other Matters. All other matters being submitted to a shareholder vote pursuant to the Notice of Annual Meeting will be approved if a majority of the votes cast on a particular matter are cast in favor of that matter.

What Happens If I Abstain?

For purposes of the Ratification of Auditor Proposal, the Advisory Vote on Compensation Proposal, and unspecified matters that come before the meeting, votes withheld or abstentions will not be counted as votes cast on the matter and will have no effect on the result of the vote. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If your broker holds your shares in its “street” name, the broker may not vote your shares on the Election of Directors Proposal.

What Happens If A Quorum Is Not Present At The Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the meeting, either with or without the vote of shareholders. If we propose to have the shareholders vote whether to adjourn the meeting, the proxy holders will vote all shares for which they have authority in favor of the adjournment. We may also adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

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Who Will Bear The Costs Of This Solicitation?

Proxies are being solicited by Phoenix Advisor Partners, pursuant to its standard contract as proxy solicitor, the cost of which will be borne by us and is estimated to be approximately $7,000 plus out-of-pocket expenses. We will pay the cost of this solicitation of proxies by mail. Our officers and regular employees may also solicit proxies in person or by telephone without additional compensation. We will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse these persons for related postage and clerical expenses. It is estimated that those costs will be approximately $45,000.

May I Revoke My Vote?

Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time, before it is exercised, by written notification delivered to our Secretary, by voting in person at the Annual Meeting, or by executing another proxy bearing a later date.

What Are the Deadlines to Nominate Directors or to Propose Other Business for Consideration at the 2014 Annual Meeting of Shareholders?

Under Securities and Exchange Commission (“SEC”) rules, any shareholder proposals intended to be presented for inclusion in our proxy statement and form of proxy for the next Annual Meeting of Shareholders to be held in 2014 must be received in writing by the Secretary of the Company at Harris & Harris Group, Inc., 1450 Broadway, 24th Floor, New York, New York 10018, no later than November 27, 2013, in order for such proposals to be considered for inclusion in the proxy statement and proxy relating to the 2014 Annual Meeting of Shareholders.

Shareholders who do not wish to follow the SEC rules for submitting a proposal must notify the Company in accordance with the provisions of the Company's Bylaws. Under our Bylaws, nominations for director may be made only by the Board or by the Nominating Committee, or by a shareholder entitled to vote who has delivered written notice to our Secretary (containing certain information specified in the Bylaws). Notice of such nominations and other proposals must be received not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding Annual Meeting of Shareholders provided, however, that in the event that the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Proposals must also comply with the other requirements contained in the Company's Bylaws. Submission of a proposal does not guarantee inclusion in the proxy statement, as the requirements of certain federal laws and regulations must be met by such proposals.

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Rule 14a-4 of the SEC's proxy rules allows us to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if we do not have notice of the matter at least 45 days before the anniversary of the date on which we first mailed our proxy materials for the prior year's annual meeting of shareholders or the date specified by the advance notice provision in our Bylaws. For our Annual Meeting expected to be held in May of 2014, shareholders must submit such written notice to our Secretary in accordance with our advance notice provision, as described above.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to our Secretary.

How Many Shares Do the Company’s Principal Shareholders, Directors and Executive Officers Own?

Set forth below is information, as of March 13, 2013, with respect to the beneficial ownership of our common stock by (i) each person who is known by us to be the beneficial owner of more than five percent of the outstanding shares of the common stock, (ii) each of our directors and nominees, (iii) each of our named executive officers (as defined below) and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, to our knowledge, all shares are beneficially owned and investment and voting power is held by the persons named as owners. None of the shares owned by directors or officers have been pledged. Some of the information in the table below is from publicly available information that may be as of dates earlier than March 13, 2013. At this time, we are unaware of any shareholder owning five percent or more of the outstanding shares of common stock other than Susan T. Harris. The percentage of ownership is based on 31,116,881 shares of common stock outstanding as of March 13, 2013, together with the exercisable options and/or shares of restricted stock for such shareholder, as applicable. In computing the percentage ownership of a shareholder, shares that can be acquired upon the exercise of outstanding options or shares of restricted stock are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise provided, the address of each holder is c/o Harris & Harris Group, Inc., 1450 Broadway, 24th Floor, New York, New York 10018.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Common Shares Owned

Independent Directors:
W. Dillaway Ayres, Jr.	29,984(3)	*
Dr. Phillip A. Bauman	56,444(3)(4)	*
Lucio L. Lanza	13,922(3)	*
Charles E. Ramsey	62,949(3)	*
James E. Roberts(2)	52,186(3)	*
Richard P. Shanley	36,894(3)	*
Bruce W. Shewmaker	9,846(3)	*

Interested Directors:
Douglas W. Jamison	366,604(5)	1.2

Named Executive Officers:
Alexei A. Andreev	313,541(5)	1.0
Sandra M. Forman	192,764(6)	*
Misti Ushio	300,687(5)	1.0
Daniel B. Wolfe	336,176(5)	1.1

All directors and executive officers as a group (14 persons)	1,975,604(7)	6.2

Five Percent Shareholders:
Susan T. Harris c/o Lawrence B. Thompson, Esq. Emmet, Marvin & Martin, LLP 120 Broadway New York, NY 10271	1,736,515(8)	5.4

* Less than 1 percent.

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “1934 Act”).

(2)	Mr. Roberts is not standing for re-election.

(3)	Includes 2,000 shares of restricted stock that are subject to forfeiture provisions.

(4)	Includes 5,637 shares owned by Ms. Milbry C. Polk, Dr. Bauman's wife; 100 shares owned by Milbry Polk-Bauman, Dr. Bauman’s daughter; and 100 shares owned by Mary Polk-Bauman, Dr. Bauman's daughter. Ms. Milbry C. Polk is the custodian for Mary Polk-Bauman’s account.

(5)	Includes 270,000 shares of restricted stock that are subject to forfeiture provisions.

(6)	Includes 250 shares owned by Mr. Edward B. Forman, Ms. Forman's husband, 1,000 shares owned by a trust in which Ms. Forman has investment authority, but no voting authority and 162,000 shares of restricted stock that are subject to forfeiture restrictions.

(7)	Includes 1,445,000 shares of restricted stock that are subject to forfeiture provisions.
(8)	Pursuant to a 13D/A filed on February 22, 2010, includes 608,254 shares and 1,128,261 shares that can be acquired upon the exercise of outstanding options.
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Set forth below is the dollar range of equity securities beneficially owned by each director and nominee as of March 13, 2013.

Name of Director or Nominee	Dollar Range of Equity Securities Beneficially Owned (1)(2)(3)

Independent Directors
W. Dillaway Ayres, Jr.	Over $100,000
Dr. Phillip A. Bauman	Over $100,000
Lucio A. Lanza	$50,001 - $100,000
Charles E. Ramsey	Over $100,000
James E. Roberts	Over $100,000
Richard P. Shanley	Over $100,000
Bruce W. Shewmaker	$10,001 - $50,000

Interested Directors
Douglas W. Jamison(4)	Over $100,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) under the 1934 Act.
(2)	The dollar ranges are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000 and over $100,000.
(3)	The dollar ranges are based on the price of the equity securities as of March 13, 2013.
(4)	Denotes an individual who is an “interested person” as defined in the Investment Company Act of 1940 (the “1940 Act”).

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ELECTION OF DIRECTORS

(Proposal No. 1)

The seven nominees listed below have been nominated to serve as our directors until the next annual meeting or until their respective successors are duly elected and qualified. All nominees currently serve as directors. Although it is not anticipated that any of the nominees will be unable or unwilling to serve, in the unexpected event that any such nominees should become unable or decline to serve, it is intended that votes will be cast for substitute nominees designated by our present Board.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES.

Nominees

Certain information, as of March 13, 2013, with respect to each of the seven nominees for election at the Annual Meeting is set forth below, including their names, ages and a brief description of their recent business experience and skills, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company. All of the nominees have agreed to serve if elected and consent to being referred to in this Proxy Statement. The nominees for election as directors of the Company have been divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the 1940 Act. We do not currently have an advisory board.

Interested Directors

Douglas W. Jamison. Mr. Jamison, age 43, has served as the Company’s Chairman and Chief Executive Officer since January 2009, as President and as Chief Operating Officer from January 2005 through December 2008, as Treasurer from March 2005 to May 2008, as a Managing Director since January 2004, as Chief Financial Officer from January 2005 through December 2007 and as Vice President from September 2002 through December 2004. He has been a member of our Board since May 2007. Since January 2009, he has served as Chairman and Chief Executive Officer of H&H Ventures Management, Inc., (formerly named Harris & Harris Enterprises, Inc.), a wholly owned subsidiary of the Company; since January 2005, he has served as a Director; and from January 2005 to December 2008, he served as President. Mr. Jamison is a director of HzO, Inc., a privately held company in which we have an investment. He is a board observer of ABS Materials, Inc., Ancora Pharmaceuticals, Inc., Produced Water Absorbents, Inc. and Metabolon, Inc., privately held companies in which we have investments. He is Co-Editor-in-Chief of “Nanotechnology Law & Business.” From 1997 to 2002, he worked as a senior technology manager at the University of Utah Technology Transfer Office, where he managed intellectual property in physics, chemistry and the engineering sciences. He was graduated from Dartmouth College (B.A.) and the University of Utah (M.S.). We believe Mr. Jamison is qualified to serve on our Board because of his intimate knowledge of our operations through his day-to-day leadership as Chief Executive Officer of the Company along with his comprehensive experience on the boards of directors of many of our private portfolio companies.

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Independent Directors

W. Dillaway Ayres, Jr. Mr. Ayres, age 62, has served as a member of our Board since November 2006. Since May 2012, he has served as a member of the Board of Directors of H&H Ventures Management, Inc., (formerly named Harris & Harris Enterprises, Inc.), a wholly owned subsidiary of the Company. He has served as the Chief Operating Officer of Cold Spring Harbor Laboratory, a research and educational institution in the biological sciences, since November 2000. Prior to joining Cold Spring Harbor Laboratory in 1998, Mr. Ayres had a 20-year business career during which he worked as a corporate executive at Union Carbide, American Express and American Broadcasting Corporation. He has also co-founded a venture capital-backed internet company and worked for five years in investment banking and private equity at Veronis Suhler & Associates in New York where he was a Managing Director. He was graduated from Princeton University (A.B.) and from the Columbia University Graduate School of Business (M.B.A.). We believe Mr. Ayres is qualified to serve on our Board because of his venture capital, investment banking and private equity experience, as well as his experience as a corporate executive spanning the length of his career. Additionally, his managerial role at a reputable research and educational institution in biological sciences as well as his expertise and credit-related experience for the institutions he has managed, further qualify him for his roles as a Director. His years of managerial experience also qualify him for his role as Chairman of the Compensation Committee.

Dr. Phillip A. Bauman. Dr. Bauman, age 57, has served as a member of our Board since February 1998. Since May 2012, he has served as a member of the Board of Directors of H&H Ventures Management, Inc., (formerly named Harris & Harris Enterprises, Inc.), a wholly owned subsidiary of the Company. He is a Senior Attending of Orthopaedic Surgery at St. Luke's/Roosevelt Hospital Center in Manhattan, and since 2000, he has served as an elected member of the Executive Committee of the Medical Board of St. Luke's/Roosevelt Hospital. He is a founding member and has served on the Board of Managers of the Hudson Crossing Surgery Center from 2005 through 2012 and since 1997, he has been Assistant Professor of Orthopaedic Surgery at Columbia University. Since 1994, he has been Vice President of Orthopaedic Associates of New York. He has consulted for venture capital firms, including Skyline Venture Partners, a venture capital firm that specializes in healthcare companies. He is an active member of the American Academy of Orthopaedic Surgeons, the American Orthopaedic Society for Sports Medicine, the American Orthopaedic Foot and Ankle Society, the New York State Society of Orthopaedic Surgeons, the New York State Medical Society and the American Medical Association. He was graduated from Harvard College (A.B.), Harvard University (A.M.) and the College of Physicians and Surgeons at Columbia University (M.D.). We believe Dr. Bauman is qualified to serve on our Board because of his expertise in the area of the life sciences, one of the three sectors in which we invest. His medical background and his work in venture capital give him an in-depth understanding of risks associated with the structuring of investments in life sciences-related companies.

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Lucio L. Lanza. Mr. Lanza, age 68, has served as a member of our Board since August 2010. Since May 2012, he has served as a member of the Board of Directors of H&H Ventures Management, Inc., (formerly named Harris & Harris Enterprises, Inc.), a wholly owned subsidiary of the Company. He is the Managing Director of Lanza techVentures, an early-stage venture capital and investment firm, which he founded in January 2001. Since 2008, he has been a General Partner and the Chief Technology Strategist of Radnorwood Capital, LLC, an investor in public technology companies. Previously, he was a General Partner of US Venture Partners, a venture capital firm. Throughout his career, he has held senior level and strategic positions at Cadence Design Systems, Inc., EDA Systems, Inc., Daisy Systems, Corp., Intel Corp., Olivetti Corporation and as a non-executive director of ARM Holdings plc. He is Chairman and a Director of PDF Solutions, a public company in the semiconductor yield management business, and a Director of several privately held companies: Extreme DA, Forte DS, Critical Blue, Gradient DA, Jasper DA, ChipPath Design Systems and Sigmatix, Inc. He was graduated from Politecnico of Milano with a doctorate in electronic engineering. We believe Mr. Lanza is qualified to serve on our Board because of his experience as a senior executive of venture capital firms and his experience on other private and public boards of directors. We believe he brings business, finance and risk assessment skills to his Board service with the Company. Mr. Lanza’s experience and skills closely align with our business. His venture capital experience facilitates an in-depth understanding of risks associated with the structuring of investments in technology-related companies and assists us in the markets in which we compete. Also, Mr. Lanza’s risk management expertise and venture capital experience qualify him to serve as Chairman of our Valuation Committee.

Charles E. Ramsey. Mr. Ramsey, age 70, has served as a member of our Board since October 2002. Since May 2012, he has served as a member of the Board of Directors of H&H Ventures Management, Inc., (formerly named Harris & Harris Enterprises, Inc.), a wholly owned subsidiary of the Company. Since 1997, he has been a consultant in the area of human resources and venture capital. He is a retired founder and principal of Ramsey/Beirne Associates, Inc., an executive search firm that specialized in recruiting top officers for high technology companies, many of which were backed by venture capital. He is a member of the board of directors and Chairman Emeritus of Bridges to Community, a non-governmental organization dedicated to construction projects in Nicaragua. As Chairman Emeritus, he serves on the Executive, Personnel and Administration and Fund Development Committees. He was graduated from Wittenberg University (B.A.). We believe Mr. Ramsey is qualified to serve on our Board because of his long career in the field of human resources, where he recruited top officers and directors for high technology companies in the venture capital space. Also, Mr. Ramsey’s expertise and experience in human resources qualify him to serve as Chairman of our Nominating and Management Development Committee.

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Richard P. Shanley. Mr. Shanley, age 66, has served as a member of our Board since March 2007. Since May 2012, he has served as a member of the Board of Directors of H&H Ventures Management, Inc., (formerly named Harris & Harris Enterprises, Inc.), a wholly owned subsidiary of the Company. If he is elected, he will become our Lead Independent Director. From February 2001 to December 31, 2006, he was a partner of Deloitte & Touche LLP. During his over 30 years of public accounting experience, he served as lead audit partner on numerous audit engagements for public and private companies and companies making public stock offerings. He served as lead audit partner primarily for biotechnology, pharmaceutical and high-tech companies, including companies enabled by nanotechnology. He has been actively involved on the Biotech Council of New Jersey, the New Jersey Technology Council, the New York Biotechnology Association, the Connecticut Venture Group, the Biotechnology Industry Organization and the NanoBusiness Alliance. He is Chairman of the board of directors of Redpoint Bio Corporation, a publicly held biotechnology company. He is an active member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. He is a licensed Certified Public Accountant in New York. He was graduated from Fordham University (B.S.) and Long Island University (M.B.A.). We believe Mr. Shanley is qualified to serve on our Board because of his extensive prior financial, valuation and accounting experience, as well as his experience with companies investing in nanotechnology. Mr. Shanley’s career as a certified public accountant and as a partner at a large accounting firm qualify him for his role as Chairman of the Audit Committee.

Bruce W. Shewmaker. Mr. Shewmaker, age 67, has served as a member of our Board since August 2011. Since May 2012, he has served as a member of the Board of Directors of H&H Ventures Management, Inc., (formerly named Harris & Harris Enterprises, Inc.), a wholly owned subsidiary of the Company. Since November 2003, Mr. Shewmaker has been a Managing Director of MVC Capital, Inc., a publicly traded business development company listed on the NYSE (“MVC”) and a Senior Managing Director of The Tokarz Group Advisers, a registered investment adviser that advises MVC. Prior to joining MVC, he co-founded and served as an adviser to CrossBow Ventures, a private investment fund and SBIC. From 1999 to 2001, he was a Managing Director of E*Offering Corp., an investment banking firm that was later merged into WIT Sound View Group. From 1997 to 1998, Mr. Shewmaker served as President and Director of The US Russia Investment Fund, where he managed a staff of 60 people. Throughout his career, he has held senior level and strategic positions at New Century Management, Vector Venture Partners Group, Merrill Lynch R&D Management, Inc., Merrill Lynch Oklahoma Venture Partners, L.P. and Merrill Lynch Venture Capital, Inc. He is a Director of several privately held companies: Foliofn, Inc., Velocitius B.V., Garrison Capital LLC and Vestal Manufacturing Enterprises, Inc. and on the Board of Managers of MVC Partners, LLC, a wholly-owned portfolio company of MVC. He was graduated from the Ohio State University (B.S.) and has completed graduate work in Management Studies at New York University’s Leonard N. Stern School of Business. We believe Mr. Shewmaker is qualified to serve on our Board because of his financial, managerial, business experience in the venture capital and private equity industries, as well as his experience and knowledge of the regulatory framework applicable to investment companies, particularly business development companies.

Board and Committees

In 2012, there were six meetings of the Board, and the full Board acted eight times by unanimous written consent. Mr. Lanza attended 70 percent of the total Board, Audit, Compensation, Executive, Independent Director and Valuation Committee meetings on which he served in 2012. No other director attended fewer than 75 percent of the total Board and committee meetings on which he served in 2012.

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Our policy is that our directors are encouraged to attend annual meetings of shareholders. In 2012, all but one of the Company's directors attended the annual meeting of shareholders.

Board Leadership Structure

The Board does not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board believes it should be free to choose its Chairman of the Board in any way that it deems best for the Company at any given point in time. Mr. Jamison, the current Chairman of the Board and Chief Executive Officer, is an “interested person” of the Company (as defined in Section 2(a)(19) of the 1940 Act). At present, the Board believes that Mr. Jamison’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its shareholders. Mr. Jamison possesses detailed and in-depth knowledge of the day-to-day and overall issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.

His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees, and portfolio companies. The Board also believes that combining the Chairman of the Board and Chief Executive Officer roles is appropriate given our current asset size.

The Board members also believe that the Lead Independent Director plays an important role and fulfills most of the benefits to the Company of having an independent Chairman without the full expense of hiring an independent Chairman. The Lead Independent Director’s duties include acting as a liaison between the independent directors and the Chairman regarding any specific feedback or issues, providing the Chairman with input regarding agenda items for Board and Committee meetings, coordinating with the Chairman to provide information to the independent directors regarding their duties, coordinating the activities of the independent directors, including performing the role of Chairman of the Independent Directors Committee, coordinating the agenda for and moderating sessions of the Board's independent directors and other non-employee directors, and facilitating communications between the other members of the Board, between the Board and senior management, and between the Chief Compliance Officer and the Board. The Board believes that this approach appropriately and effectively complements the combined Chief Executive Officer/Chairman structure.

In addition, all of the Directors, other than Mr. Jamison, are independent, and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors have regular executive sessions. Additionally, the independent directors serve as the chairpersons for all Board Committees (other than the Executive Committee) and meet on a quarterly basis in executive session with the Chief Compliance Officer.

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Board’s Role in Risk Oversight

The Board as a whole, under the direction of the Lead Independent Director, has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and the controls that management uses to mitigate those risks. Members of the senior management team meet annually to review the current risks for the Company’s business, and to ensure that the compliance policies and procedures are revised along with changes to the current risks. The risks and the amended policies and procedures are presented to the Board for their review and input at least annually. In addition, members of the senior management team meet quarterly to review strategic risks, and report to the Board about these discussions as appropriate.

Additionally, the Board committees assist the full Board in risk assessment. The Independent Directors Committee meets regularly in executive session, with and without the Chief Compliance Officer, and oversees compliance and strategic risks of the Company. It also oversees the compliance policies and procedures of the Company and its service providers. The Audit Committee oversees compliance by the Company with legal and regulatory requirements. Specifically, the Audit Committee discusses with the Company’s management and independent registered public accountants the integrity of the Company’s financial reporting processes and controls, particularly the controls in areas representing significant financial and business risks. The Audit Committee Chairman meets independently with the registered public accountants and the other outside accounting firms. The Compensation Committee reviews risks related to compensation policies and procedures. The Nominating and Management Development Committee considers risk assessment skills when considering nominees for the Board. The Board has appointed all independent members of the Board to the Valuation Committee to have oversight of valuation risk.

Communications with the Board

Shareholders and other interested parties may contact the Board, our Lead Independent Director, or any member of the Board by mail. To communicate with the Board, the Lead Independent Director or any member of the Board, correspondence should be addressed to the Board or the Board members with whom you wish to communicate, by either name or title. All such correspondence should be sent c/o Harris & Harris Group, Inc., 1450 Broadway, 24th Floor, New York, New York 10018. Such correspondence will be forwarded to the appropriate Board member or members after screening to eliminate marketing and junk mail.

Board Committees

The Company's Board currently has six committees comprised of the following members in 2012, all of whom except Mr. Jamison are independent under the rules of the Nasdaq Global Market and “not interested” directors for the purposes of the 1940 Act:

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Executive	Audit	Compensation

Douglas W. Jamison(1)	Richard P. Shanley(1)	W. Dillaway Ayres(1)
W. Dillaway Ayres	W. Dillaway Ayres	Dr. Phillip A. Bauman
Lucio L. Lanza	Lucio L. Lanza	Lucio L. Lanza
Charles E. Ramsey	Bruce W. Shewmaker	Charles E. Ramsey
James E. Roberts		James E. Roberts
Richard P. Shanley

Nominating	Valuation	Independent Directors

Charles E. Ramsey(1)	Lucio L. Lanza(1)	James E. Roberts(1)
Dr. Phillip A. Bauman	W. Dillaway Ayres	W. Dillaway Ayres
Richard P. Shanley	Dr. Phillip A. Bauman	Dr. Phillip A. Bauman
Bruce W. Shewmaker	Charles E. Ramsey	Lucio L. Lanza
	James E. Roberts	Charles E. Ramsey
	Richard P. Shanley	Richard P. Shanley
	Bruce W. Shewmaker	Bruce W. Shewmaker

(1) Denotes the Chairman of the Committee

Executive Committee. The Executive Committee may meet from time to time between regular meetings of the Board for strategic planning and to exercise the authority of the Board to the extent provided by law. The Executive Committee met twice and did not act by unanimous written consent in 2012.

Audit Committee. The Audit Committee (i) oversees all material aspects of our accounting and financial reporting processes, internal control and audit functions; (ii) monitors the independence and performance of our independent registered public accountants; (iii) provides a means for open communication among our independent registered public accountants, financial and senior management, and the Board; and (iv) oversees compliance by us with legal and regulatory requirements.

The Audit Committee operates pursuant to a written charter approved by our Board. A current copy of the Audit Committee Charter of the Company is available on our website (http://ir.hhvc.com/governance.cfm). The Audit Committee Charter sets out the responsibilities, authority and duties of the Audit Committee. The Audit Committee met five times and did not act by unanimous written consent in 2012. The Audit Committee has selected, and a majority of the Board has ratified, PricewaterhouseCoopers LLP (“PwC”) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013, subject to shareholder approval.

Audit Committee's Pre-Approval Policies

In 2012, the Audit Committee of the Company has pre-approved all audit and non-audit services provided to us by PwC. The Audit Committee's Pre-Approval Policies and Procedures provide that the Audit Committee (or the Chairman pursuant to delegated authority) must pre-approve all auditing services and permitted non-audit services and that all such requests to provide services must be submitted to the Audit Committee or the Chairman, as the case may be, by both the independent auditor and the Chief Financial Officer.

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The Audit Committee has determined that the provision of non-audit services that were provided during 2012 is compatible with maintaining PwC's independence in performing audit services for the Company.

Audit Committee Report

Our Audit Committee presents the following report:

The Audit Committee of the Company has performed the following functions: (i) the Audit Committee reviewed and discussed the audited financial statements of the Company with management, (ii) the Audit Committee discussed with the independent auditors the matters required to be discussed by the Statements on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, (iii) the Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the auditors the auditors' independence, and (iv) based on the review and discussions, the Audit Committee recommended to the Board of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Respectfully,

Members of the Audit Committee

Richard P. Shanley (Chairman)

W. Dillaway Ayres

Lucio L. Lanza

Bruce W. Shewmaker

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Compensation Committee. The Compensation Committee of the Board (the “Committee”) annually reviews and approves corporate goals and objectives relevant to total compensation — that is, changes in components of total compensation, including base salary, bonus and equity incentive plan compensation — of the Chief Executive Officer and other executive officers, evaluates their performance against these goals and objectives, and, based on its evaluation, sets their total compensation. The Committee is composed entirely of directors who are independent under the rules of the Nasdaq Global Market and “not interested” directors as defined in the 1940 Act. Each of the Committee members is also a “non-employee director” as defined in Section 16 of the 1934 Act, and is an “outside director,” as defined by Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Committee also annually reviews benefits for all employees. The details of the processes and procedures involved in the establishment of executive compensation and benefits are described in the Compensation Discussion & Analysis (“CD&A”) beginning on page 23. The Committee met three times and acted by unanimous written consent twice in 2012.

The Company's full Board, including a majority of the non-interested directors (as defined in Section 2(a)(19) of the 1940 Act), ultimately makes the final decisions regarding the Chief Compliance Officer's compensation and approves grants under the Company’s equity incentive plan made by the Committee for all employees as required by the 1940 Act.

The Compensation Committee Charter is available on the Company's website (http://ir.hhvc.com/governance.cfm).

Role of Compensation Consultant

The Committee has the power to engage independent advisors to assist it in carrying out its responsibilities. In 2012, the Committee again engaged Johnson Associates, Inc. (“Johnson Associates”) to advise it on relevant executive pay and related issues. Johnson Associates reports directly to the Committee and not to management. Johnson Associates is independent from the Company, has not provided any services to the Company other than to the Committee, and receives compensation from the Company only for services provided to the Committee. The Committee assessed the independence of Johnson Associates pursuant to SEC rules and concluded that the work of Johnson Associates has not raised any conflict of interest. Mr. Ayres, the Chairman of the Committee, with the assistance of Ms. Forman, in her role as Director of Human Resources, provided information to Johnson Associates regarding the role of each employee, our perceived competition and the Committee's goals with respect to compensation in general. Mr. Jamison, our Chief Executive Officer, also participated in conversations with Johnson Associates regarding overall compensation. During 2012, Johnson Associates assisted the Committee by:

•	Reviewing the Company's cash compensation and competitive market data with respect to private venture capital firms, asset management firms, public companies with similar market capitalizations and compliance professionals;

•	Making recommendations regarding awards of restricted stock; and

•	Reviewing the CD&A.

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Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks or insider participation on the Committee in 2012.

All members of the Committee are independent directors and none of the members is a present or past employee of the Company. No member of the Committee: (i) has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the 1934 Act; or (ii) is an executive officer of another entity at which one of our executive officers serves on the board of directors.

Compensation Committee Report on Executive Compensation

Our Compensation Committee presents the following report:

The Committee has reviewed and discussed the CD&A with management and has recommended to the Board that the CD&A be included in this Proxy Statement.

Respectfully,

Members of the Compensation Committee

W. Dillaway Ayres (Chairman)

Dr. Phillip A. Bauman

Lucio L. Lanza

Charles E. Ramsey

James E. Roberts

Nominating and Management Development Committee. The Nominating and Management Development Committee (the “Nominating Committee”) acts as an advisory committee to the Board by identifying individuals qualified to serve on the Board as directors and on committees of the Board, and to recommend that the Board select the Board nominees for the next annual meeting of shareholders. Additionally, the Nominating Committee supports the development of the Company’s management. The Nominating Committee met twice and did not act by unanimous written consent in 2012.

The Nominating Committee annually reviews the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, potential conflicts of interest, diversity, age, skills, including risk assessment skills and specific past experience or particular expertise that would be useful to the Company, and industry backgrounds and knowledge in the context of the needs of the Board and the Company. The Nominating Committee also considers the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Directors are expected to exemplify the highest standards of personal and professional integrity and to constructively challenge management through their active participation in meetings. In particular, the Nominating Committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of the Company’s business.

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While the Company’s Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Nominating Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics (gender, ethnicity, age) and experience (skills, industry, professional, public service) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives. The Board believes that director nominees should not be chosen nor excluded solely or largely because of age, race, color, gender, national origin or sexual orientation or identity. Most important, the Board believes that diversity of experience is an important factor to consider when evaluating nominees because of the breadth of our business as a publicly traded, venture capital firm, operating as a business development company in many different industries relating to nanotechnology.

The Nominating Committee evaluates all candidates for the Board based on the above qualifications, regardless of whether the candidate was nominated by an officer, Board member or shareholder. The Nominating Committee also conducts annual reviews of current directors whose terms are nearing expiration, but who may be proposed for re-election, by reviewing the considerations described above and past contributions to the Board.

The Nominating Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a shareholder must submit the recommendation in writing and must include:

•	The name of the shareholder and evidence of the person's ownership of shares of the Company, including the number of shares owned and the length of time of ownership;

•	The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Nominating Committee and nominated by the Board; and

•	If requested by the Nominating Committee, a completed and signed directors’ questionnaire.

The shareholder recommendation and information described above must be sent to the Company's Secretary, c/o Harris & Harris Group, Inc., 1450 Broadway, 24th Floor, New York, New York 10018, and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of shareholders or, if the meeting has moved by more than 30 days, a reasonable amount of time before the meeting.

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Preliminary interviews of director candidates may be conducted by the Chairman of the Nominating Committee or, at his request, any other member of the Nominating Committee or Board, the Lead Independent Director and the Chairman of the Board. Background material pertaining to director candidates is distributed to the members of the Nominating Committee for their review. Director candidates who the Nominating Committee determines merit further consideration are interviewed by the Chairman of the Nominating Committee and such other Nominating Committee members, directors and key senior management personnel as determined by the Chairman of the Nominating Committee. The results of these interviews are considered by the Nominating Committee in its deliberations. We do not currently pay any third party a fee to assist in the process of identifying and evaluating candidates.

The Nominating Committee operates pursuant to a written charter approved by our Board. The Nominating and Management Development Committee Charter sets out the responsibilities, authority and duties of the Nominating Committee. The Nominating and Management Development Committee Charter is available on our website (http://ir.hhvc.com/governance.cfm).

Valuation Committee. The Valuation Committee has the full power and authority of the Board in reviewing and approving the valuation of our securities for reporting purposes pursuant to our Valuation Procedures that were established and approved by the Board. The Valuation Committee met four times and did not act by unanimous written consent in 2012.

Independent Directors Committee. The Independent Directors Committee has the responsibility of proposing corporate governance and long-term planning matters to the Board, overseeing compliance and making the required determinations pursuant to the 1940 Act. All of the independent directors are members of the committee. The Independent Directors Committee met four times and did not act by unanimous written consent in 2012.

Executive Officers

Our executive officers who are not nominees for directors are set forth below. Information relating to our executive officers who are nominees for directors is set forth under “Election of Directors – Nominees.” Our executive officers are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

Daniel B. Wolfe. Mr. Wolfe, age 36, has served as President and Chief Operating Officer since January 2009 and as a Managing Director since January 2008. He served as Chief Financial Officer from January 2008 to December 31, 2012, as Treasurer from May 2008 to December 31, 2012, as Principal from January 2007 to January 2008, as Senior Associate from January 2006 to January 2007, and as Vice President from July 2004 to January 2008. Since January 2009, he has served as President and Chief Operating Officer and from January 2009 to December 31, 2012, as Chief Financial Officer of H&H Ventures Management, Inc. (formerly Harris & Harris Enterprises, Inc.), a wholly owned subsidiary of the Company; and from October 2008 to May 2, 2012, he served as a Director. He is a Director of Enumeral Biomedical Corp., Laser Light Engines, Inc. and SiOnyx, Inc., privately held companies in which we have investments. Prior to joining us, he served as a consultant to Nanosys, Inc. (from 2002 to 2004), to CW Group (from 2001 to 2004) and to Bioscale, Inc. (from January 2004 to June 2004). He was graduated from Rice University (B.A.), where his honors included the Zevi and Bertha Salsburg Memorial Award in Chemistry and the Presidential Honor Roll, and from Harvard University (A.M., Ph.D., Chemistry), where he was a NSF Predoctoral Fellow.

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At our request, Mr. Wolfe was interim Chief Executive Officer of Evolved Nanomaterial Sciences, Inc. (“ENS”), one of our portfolio companies, from July 1, 2007, to September 28, 2007. ENS filed for Chapter 7 bankruptcy on September 30, 2007.

Alexei A. Andreev. Mr. Andreev, age 41, has served as an Executive Vice President and as a Managing Director since March 2005. From 2002 to March 2005, he was an Associate with Draper Fisher Jurvetson, a venture capital firm. He is a Director of Adesto Technologies, Corporation, D-Wave Systems, Inc., Ultora, Inc. and Xradia, Inc., privately held companies in which we have an investment. He is a board observer of Bridgelux, Inc., Contour Energy Systems, Inc., Cambrios Technology Corporation, Kovio, Inc., and Molecular Imprints, Inc., privately held companies in which we have investments. He was graduated with honors in Engineering/Material Sciences (B.S.), in Solid State Physics (Ph.D.) from Moscow Steel and Alloys Institute and from Stanford Graduate School of Business (M.B.A.).

Misti Ushio. Ms. Ushio, age 41, has served as an Executive Vice President and as a Managing Director since May 2011. She served as Principal from January 2010 to May 2011, as a Vice President from May 2007 to May 2011, and as Associate from May 2007 to December 2009. From June 2006 to May 2007, Ms. Ushio was a Technology Licensing Officer at Columbia University. From May 1996 to May 2006, she was employed by Merck & Co., Inc., most recently as a Senior Research Biochemical Engineer with the Bioprocess R&D group. She is a member of the Nanotechnology Institute Corporate Advisory Group of Philadelphia, Pennsylvania. She is a Director of Ancora Pharmaceuticals, Inc., AG Biome, LLC and OpGen, Inc. privately held companies in which we have investments. She is a board observer of Ensemble Therapeutics Corporation, Mersana Therapeutics, Inc., Metabolon, Inc. and Senova Systems, Inc., privately held companies in which we have investments. She is also a board observer of Champions Oncology, Inc., a publicly traded company in which we have an investment. She was graduated from Johns Hopkins University (B.S.), Lehigh University (M.S., Chemical Engineering) and University College London (Ph.D., Biochemical Engineering).

Sandra Matrick Forman, Esq. Ms. Forman, age 47, has served as General Counsel, as Chief Compliance Officer and as Director of Human Resources since August 2004, and as our Secretary since January 1, 2009. Since January 2012, she has served as General Counsel, Chief Compliance Officer and Secretary of H&H Ventures Management, Inc. (formerly Harris & Harris Enterprises, Inc.), a wholly owned subsidiary of the Company. Prior to joining us, she was an Associate at Skadden, Arps, Slate, Meagher & Flom LLP in the Investment Management Group. She was graduated from New York University (B.A.), where her honors included National Journalism Honor Society, and from the University of California Los Angeles (J.D.), where her honors included Order of the Coif and membership on the Law Review.

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Patricia N. Egan. Ms. Egan, age 38, has served as Chief Financial Officer since January 1, 2013. She served as Chief Accounting Officer, as a Vice President and as Senior Controller from June 2005 to December 31, 2012. From June 2005 to December 2005, from August 2006 to March 2008 and from May 2008 to December 31, 2008, she served as an Assistant Secretary. Since January 1, 2013, she served as Chief Financial Officer of H&H Ventures Management, Inc. (formerly Harris & Harris Enterprises, Inc.), a wholly owned subsidiary of the Company; since January 2006, she served as Treasurer; from January 2006 to January 2012, she served as Secretary; and from January 2012 to December 31, 2012, she served as Chief Accounting Officer, as a Vice President and as Senior Controller. From 1996 to 2005, she was employed by PwC, most recently as a Manager in its financial services group. She was graduated from Georgetown University (B.S.), where her honors included the Othmar F. Winkler Award for Excellence in Community Service. She is a Certified Public Accountant.

Robert S. Burns.  Mr. Burns, age 42, has served a Senior Vice President since March 19, 2012.  From October 2004 to March 2012, he was a Senior Vice President of Lux Research, a firm that performs technology scouting and market assessments in emerging technology.  He is a director at The North Carolina Center of Innovation in Nanobiotechnology.  In 2011, he was selected as one of seven executives to receive an Eisenhower Fellowship. He was graduated in Economics (B.A.), from The University of Maryland-College Park and in International Business (M.B.A.) from The George Washington University.

Mary P. Brady. Ms. Brady, age 51, has served as Senior Controller since January 1, 2013, and as a Vice President since November 2005. From November 2005 to December 31, 2012, she served as Controller, and as an Assistant Secretary from November 2005 to March, 2008. Since January 1, 2013, she served as Senior Controller of H&H Ventures Management, Inc. (formerly Harris & Harris Enterprises, Inc.), a wholly owned subsidiary of the Company; since January 2012, she has served as Vice President; and from January 2012 to December 31, 2012, she served as Controller. From 2003 through 2005, she served as a senior accountant at Clarendon Insurance Company in its program accounting group. Prior to that, she was a Senior Associate at PwC in its financial services group. She was graduated Summa Cum Laude from Lehman College (B.S.). She is a Certified Public Accountant.

Related Party Transactions

In the ordinary course of business, the Company enters into transactions with portfolio companies that may be considered related-party transactions. Other than these transactions, for the fiscal year ended December 31, 2012, there were no transactions, or proposed transactions, exceeding $120,000 in which the Company was or is a participant in which any related person had or will have a direct or indirect material interest.

In order to ensure that the Company does not engage in any prohibited transactions with any persons affiliated with the Company, the Company has implemented procedures, which are set forth in the Company’s Compliance Manual. Our Audit Committee must review in advance any “related-party” transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which such related party had, or will have, a direct or indirect material interest. The Board reviews these procedures on an annual basis.

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In addition, the Company’s Code of Conduct for Directors and Employees (“Code of Conduct”), which is signed by all employees and directors on an annual basis, requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the Code of Conduct, which is available on our website (http://www.hhvc.com/governance.cfm), each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to the Chief Compliance Officer. The Independent Directors Committee is charged with monitoring and making recommendations to the Board regarding policies and practices relating to corporate governance. If there were any actions or relationships that might give rise to a conflict of interest, such actions or relationships would be reviewed and approved by the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires our officers and directors, and persons who own more than 10 percent of our common stock, to file reports (including a year-end report) of ownership and changes in ownership with the SEC and to furnish the Company with copies of all reports filed.

Based solely on a review of the forms furnished to us, or written representations from certain reporting persons, we believe that all persons who were subject to Section 16(a) in 2012 complied with the filing requirements, except for the instance discussed below.

During the fiscal year ended December 31, 2012, a Form 4 for Ms. Pressman, a former director, was filed late on her behalf due to a broker error in not delivering the trade report for a purchase pursuant to an automatic share purchase plan.

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Executive Compensation

Compensation Discussion & Analysis

Overview

This Compensation Discussion & Analysis (“CD&A”) describes the material elements of compensation awarded to, earned by, or paid to our principal executive officer, principal financial officer and the three most highly paid executive officers (other than the principal executive officer and the principal financial officer) serving as such at the end of 2012 (the “named executive officers”):

•	Douglas W. Jamison, Chairman, Chief Executive Officer and a Managing Director;
•	Daniel B. Wolfe, President, Chief Operating Officer, Chief Financial Officer and a Managing Director;
•	Alexei A. Andreev, Executive Vice President and a Managing Director;
•	Misti Ushio, Executive Vice President and a Managing Director; and
•	Sandra M. Forman, General Counsel, Chief Compliance Officer, Director of Human Resources and Secretary.

This CD&A focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year. We also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation for the last completed fiscal year. Pursuant to the written charter of our Compensation Committee (for purpose of this CD&A, the “Committee”), the Committee oversees the design and administration of our executive compensation program. The Committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive.

Executive Summary

The Committee seeks to retain employees and also to ensure that, in the future, they are compensated competitively when we recognize gains either through the sale of our portfolio companies or through their completion of IPOs. The Committee believes that retention is especially important for a company of our size (11 full time employees as of December 31, 2012), the specialized nature of our business and the long-term nature of our venture capital investments.

In 2012, the main elements of our compensation program were base salary, a bonus opportunity, equity awards in the form of restricted stock and other benefits and perquisites. Following the retirement of Charles E. Harris on December 31, 2008, all the Managing Directors initially received the same total compensation, regardless of corporate roles, in order to promote teamwork during the transition away from Mr. Harris’ leadership, even though total compensation for Mr. Jamison, our Chairman and Chief Executive Officer, and Mr. Wolfe, our President, Chief Financial Officer and Chief Operating Officer was clearly below market comparables provided by Johnson Associates, the Committee’s independent compensation consultant. Over time, the Committee has evaluated the need for a change in the total compensation based on the corporate roles of Mr. Jamison and Mr. Wolfe. Accordingly, in order to make these positions more competitive with market comparables, Mr. Jamison and Mr. Wolfe received increases in base salaries for 2012 of $33,000 and $23,000 to $325,000 and $315,000, respectively. Even with this increase, Mr. Jamison’s total compensation remains below market comparables. Other than a cost of living adjustment, none of the other named executive officers received an increase in base salary for 2012.

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For 2012, the Committee awarded bonuses based on: 1) the data provided by Johnson Associates for what we describe below as the “Referenced Group”; 2) performance goals (as discussed in more detail below); and 3) the importance of retaining employees, particularly deal team members who have investment track records at this time when the Company is pursuing specific plans to grow our assets under management. For 2012, the total bonuses paid to the named executive officers aggregated $173,000 as compared with $590,000, and $230,000 for 2011 and 2010, respectively.

On April 3, 2012, we received an exemptive order from the SEC permitting us to award shares of restricted stock to our officers, employees and non-employee directors (the "Exemptive Order"). The Exemptive Order did not permit the issuance of restricted stock until the Amended and Restated Harris & Harris Group, Inc. 2012 Equity Incentive Plan (the “Amended Stock Plan”) was approved by our shareholders. On May 11, 2012, certain executive officers voluntarily cancelled 1,963,745 outstanding stock options for no consideration. On June 7, 2012, the Amended Stock Plan was approved by our shareholders. On June 11, 2012, the Committee granted the named executive officers a total of 1,380,000 shares of restricted stock. A total of 828,000 awards (60 percent) vest when our volume-weighted stock price is at or above pre-determined stock price targets over a 30-day period ("market-based awards"). These pre-determined stock price targets range from $5.00 per share to $9.00 per share. The remaining 552,000 of these shares (40 percent) have vesting dates ranging from December 31, 2012, through June 30, 2017, based on the named executive officer's continued service to the Company. The Committee does not plan to grant additional restricted stock to the named executive officers or other existing employees for at least three years following the initial grant. The Committee does not currently anticipate making any future stock option grants.

Our named executive officers do not have employment agreements or any special benefits or perquisites that are not available to all employees, nor do they participate in any deferred compensation plans.

While the Committee considers the financial performance of the Company and its portfolio companies when it makes compensation decisions, it is cognizant that based on the nature of making venture capital investments in early-stage companies, most of which are currently privately held, financial performance, including the Company’s stock price, must be considered in the context of the long-term nature of the business.

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2012 Shareholder Vote on Executive Compensation

In June 2012, the Company held a shareholder advisory vote to approve the compensation paid to our named executive officers for 2011, which resulted in 92 percent of the votes cast, not including abstentions, approving such compensation. The Committee considered the results of the advisory vote in reviewing our executive compensation program, noting the high level of shareholder support, and elected to continue the same principles in determining the types and amounts of compensation to be paid to our named executive officers for 2012. The Committee will continue to focus on responsible executive compensation practices that attract, motivate and retain high performance executives, reward those executives for the achievement of short-term and long-term performance, and support our other executive compensation objectives, including long-term career development and retention goals.

Compensation Program Objectives and Philosophy

In General.   The objectives of the Company’s compensation program are to:

•	attract, motivate and retain employees by providing market-competitive compensation while preserving Company resources;
•	maintain our leadership position as a venture capital firm specializing in science-enabled technologies, particularly nanotechnology and microsystems; and
•	align management’s interests with shareholders’ interests.

To achieve the above objectives, the Committee designed a total compensation program in 2012 for our named executive officers composed of a base salary, a bonus opportunity, an equity award in the form of restricted stock and other benefits and perquisites. The Committee believes that the equity component of compensation is a crucial component of our compensation package. In 2012, shares of restricted stock were utilized for long-term incentive and to make the Company’s compensation program more competitive, particularly with compensation programs of private partnerships that, unlike the Company, are able to award carried interest currently taxable as long-term gains and to permit co-investments in deals. Our executive compensation programs and related data are reviewed throughout the year and on an annual basis by the Committee to determine whether the compensation program is providing its intended results.

The Committee believes that retention is especially important for a company of our size and the specialized nature of our business. Our employees have been selected and trained to support our focus on investment in companies enabled by nanotechnology and microsystems, and to provide the administration necessary to comply with the specialized regulatory environment required of a business development company. Our nanotechnology focus requires highly specialized scientific knowledge. There are relatively few individuals who have both such scientific knowledge and venture capital experience. Additionally, our business development company structure requires specialized management and administrative, legal and financial knowledge of our specific regulatory regime. Because there are very few business development companies, and because we are among the few focusing solely on venture capital equity investments, it could be difficult to find replacements for certain executive, legal and financial positions.

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Competitive Market.   For our investment team members, the competition for retention and recruitment is primarily private venture capital firms, hedge funds, asset management firms, venture-backed nanotechnology companies and, to a lesser extent, investment banking firms. Venture capital funds commonly pay at least 20 percent of the realized profits (including capital gains), or carried interest, of each newly raised fund to the management firm, which awards interests to its partners and employees. For our legal and accounting professionals, in addition to the foregoing, the competition is other public companies without regard to industry, asset management companies, including private equity funds, and legal and accounting firms. The Company does not have a readily identifiable peer group, because most business development companies are not early-stage venture capital companies, and most other early-stage venture capital companies are not publicly traded. Thus, we do not rely exclusively on the use of peer comparison groups in the design of our compensation program. As one factor in determining compensation, we utilize compensation comparables, on an individual basis, to the extent that they seem appropriately analogous, as provided to the Committee by its independent compensation consultant.

Compensation Process.   On an annual basis, the Committee reviews and approves each element of compensation for each of our executive officers, taking into consideration the recommendation of our CEO (for compensation other than his own) in the context of the Committee’s compensation philosophy, to ensure that the total compensation program and the weight of each of its elements meets the overall objectives discussed above. The Committee also reviews tallies that include each element of compensation for the CEO and the Chief Compliance Officer. For the Chief Compliance Officer, the Committee recommends her compensation to the full Board, for approval by at least a majority of the non-interested directors (as defined in Section 2(a)(19) of the 1940 Act). None of our employees have employment agreements and they are all “at will” employees.

In 2012, an independent compensation consultant, Johnson Associates, supplied the Committee with market data on all full-time positions. The information provided for 2012 was for private equity firms, venture capital firms and investment management firms, and was adjusted to reflect compensation for a venture capital firm with $100 to $200 million in assets under management. Data was also provided for venture capital firms with larger market capitalizations and public companies with comparable market capitalizations. Further data was provided for 1940 Act compliance personnel (collectively, the “Referenced Group”). The independent consultant did not identify the names of companies included in the Referenced Group.

The Committee considers recommendations from the CEO regarding compensation, along with factors such as individual performance reviews and current and potential impact on Company performance, reputation, skills and experience. When determining compensation, the Committee considers the importance of retaining certain key officers whose replacement would be challenging owing to the Company’s status as a 1940 Act company and owing to its nanotechnology specialty. The Committee also considers the highly specialized nature of certain positions and the multiple roles that individuals play in a company with relatively few employees in determining overall compensation.

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When addressing executive compensation matters, the Committee generally meets outside the presence of all executive officers except our CEO and our General Counsel, each of whom leaves the meeting when his/her compensation is reviewed.

Regulatory Considerations.   The 1940 Act permits internally managed business development companies to either pay out up to 20 percent of net income after taxes calculated on an annual basis through the implementation of a profit-sharing plan or issue up to 20 percent of shares issued and outstanding through implementation of an equity incentive plan. As noted above, we have begun issuing restricted stock awards under our Amended Stock Plan.

We have also designed the Amended Stock Plan with the intention that awards made thereunder generally will qualify as performance-based compensation under Section 162(m) of the Code, but we reserve the right to pay amounts thereunder that do not qualify as such performance-based compensation if we determine such payments to be appropriate in light of our compensation objectives from time to time. Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation paid to their CEO or any of their three other most highly compensated executive officers (other than the CFO), to the extent that compensation exceeds $1 million per covered officer in any fiscal year. However, to the extent compensation qualifies as performance-based, the limitation does not apply.

Our status for federal income tax purposes as a regulated investment company under Subchapter M of the Code makes the deductibility of our compensation arrangements a much less important factor for the Committee to consider than it would be if we were an operating company. The Company presently has more operating expenses than it can deduct for tax purposes, even before equity compensation. As a regulated investment company, the Company cannot, however, deduct operating expenses from its long-term capital gains, which are its most significant form of income. In addition, under Subchapter M of the Code, the Company cannot carry forward or backward any unused operating expenses from one year to future or prior tax years.

Compensation Components

The principal elements of our executive compensation program for 2012 were base salary, bonus, equity awards in the form of restricted stock and other benefits and perquisites. The Committee believes that each element is essential to achieve the Company’s objectives as set forth above. The Committee is mindful of keeping cash compensation expenses at as low a level of total operating expenses as is consistent with maintaining the Company’s competitiveness to attract and retain high-quality employees.

Base Salaries.   We recognize the need to pay our named executive officers, and other employees, a competitive annual base salary. We review base salaries for our named executive officers annually. In 2012, the Committee compared salary ranges for all executive officers against the Referenced Group. Base salaries are generally adjusted annually for inflation and also based on changes in the marketplace and an executive’s individual performance, salary position among peers, career growth potential and/or a change in responsibilities.

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Historically, all of our Managing Directors and Ms. Forman had been paid the same base salaries regardless of other corporate responsibilities in order to promote teamwork and to ensure a smooth transition after the retirement of our former CEO, Charles E. Harris. Over the past several years, the Committee began to differentiate the compensation of our CEO and President/CFO in light of their special responsibilities, although their compensation has remained below market based on the comparables provided by the Committee’s independent compensation consultant.

In 2012, the Committee further differentiated the CEO and President/CFO compensation by increasing the base salary of the CEO and President/CFO from $292,000 to $325,000 and $315,000, respectively, based on data from the independent compensation consultant that the base salaries for these individuals have been below market comparables. Even with this increase, Mr. Jamison’s total compensation remains below market comparables. Other than a cost of living adjustment, none of the other named executive officers received an increase in base salary for 2012. Moreover, other than a cost of living adjustment, none of the current named executive officers received an increase in base salary for 2013.

Bonuses.   According to the Committee’s independent compensation consultant, historically our overall compensation has not in each instance been competitive for our named executive officers when we have not paid bonuses. If the named executive officers do not receive sufficient cash from base salary in a given year to provide market-competitive total compensation, as determined by the Committee and based on advice from the independent compensation consultant, the Committee may pay the named executive officers cash bonuses, subject to performance goals. In general, we have historically refrained from increasing base salaries, other than cost of living adjustments, from year to year, even when market data has supported an increase, and have used the ability to provide bonuses at the end of the year to provide market-competitive total compensation. We believe this strategy has provided management with the greatest flexibility in managing expenses since a material portion of total compensation is paid out after performance for the year can be evaluated.

In considering the amounts of the bonus levels of our named executive officers for 2012, the Committee took into account:

•	The data provided by Johnson Associates for the Referenced Group;

•	Performance goals (as set forth below); and

•	The importance of retaining employees, particularly deal team members who have investment track records at a time that the Company is pursuing specific plans to grow our assets under management.

In 2012, Messrs. Jamison, Wolfe and Andreev, and Mses. Ushio and Forman, the named executive officers, each received a bonus of $45,000, $35,000, $35,000, $35,000 and $23,000, respectively, which reflected 35 percent of the amount originally accrued for 2012 bonuses based on a partial achievement of performance goals as discussed in more detail below.

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In the future, based on market conditions, our cash position and the size of our assets, the Committee may exercise its discretion to (1) award additional bonuses based on individual employee performance or for retention purposes, or (2) not award bonuses regardless whether other compensation is market competitive.

To align the 2012 bonus program with our 2012 business strategy, the Committee established the following performance objectives and weightings:

•	45 percent overall corporate performance;
•	40 percent portfolio company performance; and
•	15 percent personal objectives.

The Committee established the specific objectives by taking into consideration the anticipated corporate objectives during 2012, the stage of development of each of our portfolio companies and the role that each individual plays in achieving the corporate and portfolio company objectives. By way of process, the Committee directed management to propose a set of performance objectives and management proposed the overall corporate performance objectives, the portfolio company objectives and the personal objectives. The Committee and management then engaged in a back and forth dialogue before the Committee finally adopted the final objectives to be utilized.

Within the specific parameters of approved objectives, the Committee reserved for itself a significant level of discretion in reaching final determinations of achievement levels reached. The determination to reserve such discretion and flexibility arose from the Committee’s realization, based on prior years’ experiences that, given the Company’s business activities and the long-term nature of our investments, as circumstances change throughout a given fiscal year, on a macro and/or a micro level, specific/rigid formulas or guidelines for measuring achievement set in the beginning of a year, if strictly applied, may well provide incentives for activity that does not result in, or award bonuses that do not match, actual shareholder value creation in the short term or in the long term. The award criteria finally adopted were designed to provide management with a meaningful guideline for meeting the Committee’s criteria for a bonus award but not guarantee achievement, nor make achievement somewhat inevitable or impossible.

Overall Corporate Performance

Forty-five percent (45 percent) of the 2012 bonus was to be awarded based on the overall corporate performance of the Company, based on the Committee’s subjective evaluation. The following are illustrative examples of the types of things the Committee members considered in their final determination:

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•	execution of overall business strategy including:
o	achievement of capital return where possible without forcing premature exits of portfolio companies;
o	deployment of new capital into growth and select early-stage portfolio companies; and
o	the pacing of capital deployment relative to cash availability and market conditions;
•	growth of net asset value per share over a multi-year period;
•	management of the Company for stock appreciation and enhancement of market capitalization;
•	exploration of alternate sources of capital;
•	continued development of robust deal pipelines;
•	continued improvement of transparency to shareholders;
•	fostering portfolio company growth;
•	maintenance of appropriate risk identification and mitigation strategies;
•	management and alignment of corporate budget with business strategy and capital availability;
•	consistent optimization of organization staffing and development;
•	maintenance of appropriate levels of liquidity; and
•	seeking opportunities to offset our annual expenses.

Portfolio Company Performance

Forty percent (40 percent) of the 2012 bonus was to be awarded based on portfolio company performance, in accordance with the Committee’s subjective evaluation of performance against objectives identified by Company management and/or the various portfolio companies themselves. The Committee retained the discretion to place greater or lesser emphasis on a particular portfolio company (or a particular objective) based on those companies in which we exercise a greater or lesser level of influence and control based on factors, including our ownership interest and board representation, identified by the Committee in its discretion. The portfolio company objectives generally fall into the following categories:

•	Expand management and technical team;
•	Secure grants from foundations, government agencies or other sources;
•	Build development-stage business opportunities;
•	Meet milestones for round of financing;
•	Complete initial testing of products;
•	Sign development/licensing/distribution agreements;
•	Sign manufacturing relationships;
•	Launch first products;
•	Meet revenue, cash flow and bookings targets; and
•	Grow business units.

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Named Executive Officer 2012 Personal Objectives

Fifteen percent (15 percent) of the 2012 bonus was to be awarded on personal objective performance. The following table describes the individual objectives established for each of our named executive officers for 2012. Performance against the individual objectives was evaluated by the Committee in light of each participant’s individual roles and responsibilities. The Committee reserved for itself a significant level of discretion in reaching final determinations of achievement levels reached.

Managing Directors (Douglas W. Jamison, Daniel B. Wolfe, Alexei A. Andreev and Misti Ushio):

•	Manage the venture capital portfolio to maximize its value over the lifetime of the investments in the portfolio including providing support for the achievement of milestone targets, and positioning portfolio companies for profitable liquidity events;

•	Maintain a pipeline of investment opportunities for future growth of the Company, including looking for new venture debt opportunities;

•	Support and participate in strategic growth initiatives, including efforts to increase assets under management; and

•	Assemble and accurately prepare all necessary documents and write-ups for quarterly valuation process for portfolio companies with which he worked directly.

Additional Objectives for CEO and President/CFO  (Douglas W. Jamison and Daniel B. Wolfe):

•	Plan for the Company’s strategic growth, including capital needs;
o	Manage for stock appreciation and enhancement of market capitalization;
o	Grow net asset value;
o	Increase assets under management;
•	End the year with an enhanced combination of primary and secondary liquidity
o	Maintain operating budget below 2011 level;
•	Coordinate investor relations as well as new positioning and messaging initiatives in social media outlets to help translate strategic growth into shareholder value.
•	Execute on strategy for monetization of publicly traded portfolio companies;
•	Facilitate transparency and ensure accuracy of Company SEC disclosure;
•	Coordinate quarterly valuation process; and
•	Manage the process and accuracy of all financial disclosures, including the filing of Form 10-Ks and Form 10-Qs.

General Counsel/CCO  (Sandra M. Forman):

•	Coordinate compliance program as required by the 1940 Act;

•	Implement all newly created regulatory compliance/corporate governance requirements;

•	Coordinate accuracy and regulatory compliance of Company SEC disclosure;

•	Assist CEO in planning for the Company’s strategic growth;

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•	Facilitate and coordinate all portfolio company financings;

•	Assist and support all portfolio company exit opportunities;

•	Support investor relations efforts; and

•	Coordinate human resource efforts of the Company.

Achievement of Performance Objectives in 2012

The following table sets forth the performance objectives for our 2012 cash incentive program, the payout level for the program and the principal factors affecting the determination of the completion of the objectives as of December 31, 2012.

	Payout Level
Performance	(as a Percentage of
Objectives	total target)	Factors Affecting Determination

Overall Corporate Performance (45% of aggregate target amount)	5%

In approving a payout of 5% of the target award total in this category, the Committee based its award principally on the fact that there were no new liquidity events in 2012, resulting in a controlled pace of capital deployment with two new deals in 2012. The Committee noted that while the named executive officers made progress in 2012 on many of the corporate goals, we will likely have more visibility on completion in 2013. In the aggregate, the Committee concluded that the Company had made progress on most of the Company’s 2012 objectives in some fashion.

Portfolio Company Performance (40% of aggregate target amount)	25%

In approving a payout of 25% of the target award total in this category, the Committee noted that the Company’s private portfolio companies performed well in 2012. Many of our private portfolio companies had significant, positive financial events and partnerships and multiple companies are engaging or have engaged parties to seek liquidity events over the coming year(s). However, the Committee noted that the liquidity events were delayed to 2013 and beyond.

Personal Objectives (15% of aggregate target amount)	5%

In approving a payout of 5% of the target award total in this category, the Committee based its award principally on the Managing Directors’ role in managing the portfolio and the operational team’s working with greater efficiencies in 2012. The Committee noted the need to continue our focus on growing net asset value per share, getting to liquidity events in the portfolio and continuing our focus on raising assets under management through managing third party money.

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Equity Incentive Awards.   Equity incentive awards are meant to substitute for carried interest that our investment professionals likely would receive were they employed by private-sector venture capital firms, which typically pay at least 20 percent of profits before any taxes to such employees as incentive compensation. Further, that carried interest is usually in the form of capital gains, not ordinary income. Therefore, the Committee annually reviews the implementation of our equity incentive plan to ensure that there is enough vesting of equity incentive grants over time so that our named executive officers are compensated competitively in the event that the Company’s portfolio companies have exit opportunities through IPOs or acquisitions.

On May 11, 2012, certain executive officers voluntarily cancelled 1,963,745 outstanding stock options for no consideration, and on June 11, 2012, the Committee granted the named executive officers a total of 1,380,000 shares of restricted stock. A total of 828,000 awards (60 percent) vest when the volume-weighted stock price is at or above pre-determined stock price targets over a 30-day period. These pre-determined stock price targets range from $5.00 per share to $9.00 per share. The remaining 552,000 of these shares (40 percent) have vesting dates ranging from December 31, 2012, through June 30, 2017, based on the named executive officer's continued service to the Company. The Committee does not plan to grant additional restricted stock to the named executive officers or other existing employees for at least three years following the initial grant. The Committee does not currently anticipate making any future stock option grants.

The Committee grants awards under the Amended Stock Plan in order to compete with the Referenced Group to retain the specially qualified and trained personnel that have been carefully recruited and developed for the Company’s specialized business. Because our primary competitors are organized as private partnerships, they can afford for cash compensation to be a large percentage of their total expenses. Unlike us, they are not prohibited from paying out at least 20 percent of their profits to key employees, primarily in the form of long-term capital gains. They also, unlike us, are permitted to grant their employees co-investment rights.

Issuance of shares of restricted stock, whose vesting is subject to performance goals, will not create the selling of shares in the market that took place with exercises and sales of stock options through cashless exercises, and will accordingly be more efficient in building management ownership in the Company than the use of stock options. The Committee has discussed the need to retain employees at the current time while the Company is implementing plans to grow the Company’s assets. As the Committee plans for potential future equity incentive award grants and in the ordinary course reviews its share retention guidelines annually, it will also consider the balance between employee retention and its goal to align shareholder and employee interests.

Under the Amended Stock Plan, a maximum of 20 percent (6,200,120 shares) of our total shares of common stock issued and outstanding as of the 2012 Annual Meeting date, calculated on a fully diluted basis (31,000,601 shares), will be available for awards under the Amended Stock Plan. Under the Amended Stock Plan, no more than 50 percent of the shares of stock reserved for the grant of the awards under the Amended Stock Plan (up to an aggregate of 3,100,060 shares) may be outstanding in the form of restricted stock awards at any time during the term of the Amended Stock Plan.

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Generally, the Committee is made aware of the tax and accounting treatment of various compensation alternatives. Generally Accepted Accounting Principles (“GAAP”), require us to record the fair value of equity awards on the date of grant as a component of equity. We account for the Amended Stock Plan in accordance with GAAP, which requires that we determine the fair value of all share-based payments to employees, including the fair value of grants of employee restricted shares, and record these amounts as an expense in the Consolidated Statement of Operations over the vesting period with a corresponding increase to our additional paid-in capital. The increase to our operating expenses is offset by the increase to our additional paid-in capital, resulting in no net impact to our net asset value. Thus, the granting of restricted stock is expected to have no net impact on our net asset value. Upon vesting, the restricted shares are added to our shares outstanding which decreases our net asset value per share. As a result, although we consider the accounting treatment of granting shares of restricted stock, we do not regard the accounting treatment to be a dominant factor in the form and/or design of awards.

Benefits and Perquisites.   We provide the opportunity for our named executive officers and other full-time employees to receive certain perquisites and general health and welfare benefits, which consist of life and health insurance benefits, reimbursement for certain medical expenses and gym membership fees. We offer participation in the Harris & Harris Group, Inc. Employee Stock Purchase Plan, which allows employees to buy shares of the Company in the open market up to four times per year, at the closing price on the Nasdaq Global Market using post-tax payroll deductions. We also offer participation in our defined contribution 401(k) plan. For the year ended December 31, 2012, the Committee approved a 401(k) plan match of 100 percent of employee contributions up to the annual maximum of $17,000 (or $22,500 for employees age 50 or over). In 2012, our executive officers, including our Chief Executive Officer, Mr. Jamison, received the same benefits and perquisites as our full-time administrative employees. None of our named executive officers are currently entitled to any non-qualified deferred compensation benefits.

Internal Pay Equity

In 2012, the Committee discussed the internal pay equity of the named executive officers. The Committee noted that our investment professionals work together as a team rather than as a collection of individuals, which had been the historical basis for the Committee's decision to pay all Managing Directors identically, regardless of any other corporate duties. This teamwork was particularly important to reinforce after the retirement in 2008 of Charles E. Harris, our founder and former Chief Executive Officer. However, now that the Chief Executive Officer transition is complete and based on comparables as provided by Johnson Associates, the Committee’s independent compensation consultant, the Committee plans to differentiate CEO and President compensation going forward to be more in line with the data from the independent compensation consultant as compared with the Referenced Group. In 2010 and 2011, this differentiation commenced with Mr. Jamison, our CEO, and Mr. Wolfe, our President/CFO, receiving slightly larger bonuses than the other Managing Directors and continued in 2012, with Mr. Jamison and Mr. Wolfe receiving slightly higher base salaries then the other Managing Directors and named executive officers. In 2012, Mr. Jamison received a slightly higher bonus than the other Managing Directors. Even with this salary increase, Mr. Jamison’s salary remains below market comparables. In the future, the Committee may seek to bring our CEOs total compensation further in line with the data provided by the independent compensation consultant.

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The Committee also noted that Ms. Forman's base salary was on parity with the Managing Directors to make her compensation competitive based on her management role on the deal team, as General Counsel, as Chief Compliance Officer, as Director of Human Resources, as Secretary, and because of her 1940 Act specialty. The Committee further noted that the Managing Directors should receive a higher bonus than other employees based on their income-generating role and to keep their total compensation competitive with the Referenced Group.

Share Ownership Guidelines

Officers:

Each named executive officer is subject to a share retention requirement until such time as he or she meets a minimum share ownership percentage level. For the Managing Directors, the minimum share ownership percentage level is 1.5 percent of the total shares issued and outstanding. For the General Counsel, the percentage is a smaller percentage of the issued and outstanding shares based on the number of equity incentive awards granted as compared with the number granted to the Managing Directors for the last tranche of awards granted.

Each named executive officer generally must retain all shares of restricted stock after forfeiture restrictions have lapsed. Once the officer has met the retention requirement, however, he or she may establish a 10b5-1 trading plan to sell any number of shares over the minimum retention amount retained through the issuance of restricted stock or otherwise.

In 2012, the named executive officers collectively increased their ownership by 118,257 shares by buying through the share purchase plan or in the open market and through the vesting of restricted shares. As of March 13, 2013, none of the named executive officers has met the minimum share ownership requirements.

The Committee may grant waivers to the foregoing Share Ownership Guidelines with respect to the named executive officers of the Company if it deems it necessary in order to retain employees. Additionally, the Committee will in the ordinary course review these Share Ownership Guidelines on an annual basis and will consider the balance between employee retention and its goal to align shareholder and employee interests.

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Directors:

The Board of Directors believes that the Company's non-employee Directors should also own and hold shares of common stock of the Company to further align their interests and actions with interests of the Company's shareholders. Non-employee Directors of the Company are encouraged to buy shares of the Company's common stock with an appropriate percentage (as determined by each Director) of the fees received for their service on the Board or Board committees, and to hold those shares as long as they serve on the Board. In order to facilitate these acquisitions, the Company assists in establishing a brokerage account in each Director’s name at a brokerage firm approved by the applicable Director. The Company obtains from each Director on an annual basis a participation election that will identify the percentage, if any, of the Director’s fees for services (including the retainer) that he or she directs to be used to purchase shares of the Company’s stock in the open market. The Company deposits such amounts in the applicable Director’s broker account at the time that fees are paid. The Company, the broker and the Directors work together to take all actions necessary such that the purchases of Company shares are made in accordance with the requirements of Rule 10b5-1 under the 1934 Act. Directors participating in the Amended Stock Plan, or any successor equity incentive plan pursuant to which Directors are granted shares of restricted stock, the non-employee Director is expected to retain 100 percent of the shares after forfeiture restrictions have lapsed for so long as he or she remains a Director, subject to shares withheld to pay taxes upon vesting. In 2012, the non-employee Directors collectively increased their ownership by 39,260 shares by buying in the open market.

Clawback Policy (Recoupment)

If the Board determines that an executive officer has engaged in fraud, willful misconduct or violation of Company policy that caused or otherwise contributed to the need for a material restatement of the Company’s financial results, the Committee will review all performance-based compensation awarded to or earned by that executive officer on the basis of performance during fiscal periods materially affected by the restatement. This would include annual cash incentive/bonus awards and all forms of equity-based compensation. If, in the Committee’s view, the performance-based compensation would have been materially lower if it had been based on the restated results, the Committee will, to the extent permitted by applicable law, seek recoupment from that executive officer of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances.

In determining whether to recover a payment, the Committee shall take into account such considerations as it deems appropriate, including whether the assertion of a claim may violate applicable law or prejudice the interests of the Company in any related proceeding or investigation. The Committee shall have sole discretion in determining whether an executive officer’s conduct has or has not met any particular standard of conduct under law or Company policy.

Remuneration of Named Executive Officers

2012 Summary Compensation Table

The following table sets forth a summary for the years ended December 31, 2012, December 31, 2011, and December 31, 2010, of the cash and non-cash compensation paid to our named executive officers. The primary elements of each named executive officer's total compensation reported in the table are base salary, bonus and equity incentives consisting of stock options in 2010 and restricted stock in 2012. The Summary Compensation Table should be read in conjunction with the CD&A and the other tables and narrative descriptions that follow.

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Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation ($)	Total ($)(6)
Douglas W. Jamison	2012	325,000	45,000	861,720	0	17,135(4)	1,248,855
Chairman, Chief
Executive Officer	2011	292,000	135,000	0	0	16,631	443,631
and a Managing Director	2010	288,335	70,000	0	112,455	16,626	487,416

Daniel B. Wolfe	2012	315,000	35,000	861,720	0	17,113(4)	1,228,833
President, Chief
Operating Officer,	2011	292,000	130,000	0	0	16,612	438,612
Chief Financial
Officer and a	2010	288,335	60,000	0	112,455	16,612	477,402
Managing Director

Alexei A. Andreev	2012	304,000	35,000	861,720	0	17,000(5)	1,217,720
Managing Director,
Executive Vice	2011	292,000	125,000	0	0	16,500	433,500
President
	2010	288,335	50,000	0	112,455	16,500	467,290

Misti Ushio	2012	304,000	35,000	861,720	0	17,142(4)	1,217,862
Managing Director,
Executive Vice	2011	265,000	125,000	0	0	16,641	406,641
President(1)
	2010	200,000	20,000	0	66,150	16,635	302,785

Sandra M. Forman	2012	304,000	23,000	517,032	0	17,169(4)	861,201
General Counsel,
Chief Compliance	2011	292,000	75,000	0	0	16,656	383,656
Officer, Director of
Human Resources	2010	288,335	30,000	0	66,150	16,637	401,122
and Secretary

(1)	Ms. Ushio was a Principal from January 2010 until May 2011, and Managing Director since May 2011.

(2)	The figures in this column do not represent amounts actually paid to the named executive officers, but represent the GAAP-based grant date fair value for all shares of restricted stock granted in 2012. We did not grant awards of restricted stock in 2010 or 2011. We use the Black-Scholes and Lattice models to calculate compensation cost under GAAP. You may find more information about the assumptions we use in the Black-Scholes and Lattice models in our 2012 Annual Report on Form 10-K in Note 7. Stock-Based Compensation. These shares of restricted stock are subject to forfeiture restrictions.

(3)	The figures in this column do not represent amounts actually paid to the named executive officers, but represent the GAAP-based grant date fair value for all options granted in 2010. We did not grant options in 2011 or 2012. We use the Black-Scholes and Lattice models to calculate compensation cost under GAAP. You may find more information about the assumptions we use in the Black-Scholes and Lattice models in our 2012 Annual Report on Form 10-K in Note 7. Stock-Based Compensation. On May 11, 2012, all of the named executive officers voluntarily cancelled all outstanding stock options for no consideration.

(4)	Amounts reported for 2012 represent our contributions to the Harris & Harris Group, Inc. 401(k) Plan ($17,000 for 2012) and group term life insurance premiums paid on behalf of the named executive officer. The named executive officers did not earn any other compensation reportable in this column for 2012 that met the threshold reporting requirements.

(5)	Amounts reported for 2012 represent our contributions on behalf of the named executive to the Harris & Harris Group, Inc. 401(k) Plan. The named executive did not earn any other compensation reportable in this column for 2012 that met the threshold reporting requirements.

(6)	Includes the grant date fair value for options that have been subsequently cancelled and shares of restricted stock subject to forfeiture restrictions.

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2012 Cash Compensation Table

As required by federal proxy rules, the amounts listed in the Stock Awards and Option Awards columns of the Summary Compensation Table above are not actual amounts paid to the named executive officers, but represent the GAAP-based grant date fair value of shares of restricted stock granted in 2012 and options granted in 2010. To reflect the amount of actual income for each named executive officer received in a particular year, in the supplemental table below we have removed the Stock Awards and Option Awards columns and added columns for Value Realized on Shares Vested and Value Realized on Options Exercised, which represents the taxable income for shares of restricted stock vested or options exercised. Amounts in the Values Realized on Shares Vested column are held in shares of the Company pursuant to the Company’s share retention requirements. Amounts in the Value Realized on Options Exercised column include total cash value earned before the named executive officer satisfied the Company's share retention requirements. The 2012 Cash Compensation Table, which is not required by the federal proxy rules, should be read in conjunction with the Summary Compensation Table, the CD&A and the other tables and narrative descriptions that follow.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Value Realized on Shares Vested ($)	Value Realized on Option Exercises ($)	All Other Compensation ($)	Total ($)
Douglas W. Jamison	2012	325,000	45,000	99,000	0	17,135	486,135
Chairman, Chief
Executive Officer	2011	292,000	135,000	0	2,080	16,631	445,711
and a Managing
Director	2010	288,335	70,000	0	0	16,626	374,961

Daniel B. Wolfe	2012	315,000	35,000	99,000	0	17,113	466,113
President, Chief
Operating Officer,	2011	292,000	130,000	0	0	16,612	438,612
Chief Financial
Officer and a	2010	288,335	60,000	0	0	16,612	364,947
Managing Director

Alexei A. Andreev	2012	304,000	35,000	99,000	0	17,000	455,000
Managing Director,
Executive Vice	2011	292,000	125,000	0	51,493	16,500	484,993
President
	2010	288,335	50,000	0	0	16,500	354,835

Misti Ushio	2012	304,000	35,000	99,000	0	17,142	455,142
Managing Director,
Executive Vice	2011	265,000	125,000	0	0	16,641	406,641
President
	2010	200,000	20,000	0	0	16,635	236,635

Sandra M. Forman	2012	304,000	23,000	59,400	0	17,169	403,569
General Counsel,
Chief Compliance	2011	292,000	75,000	0	0	16,656	383,656
Officer, Director of
Human Resources and	2010	288,335	30,000	0	0	16,637	334,972
Secretary

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2012 Grants of Plan-Based Awards

The following table presents information regarding the equity incentive awards granted to the named executive officers during the fiscal year ended December 31, 2012.

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)
Douglas W. Jamison	June 11, 2012	-	-	-	300,000	861,720
Daniel B. Wolfe	June 11, 2012	-	-	-	300,000	861,720
Alexei A. Andreev	June 11, 2012	-	-	-	300,000	861,720
Misti Ushio	June 11, 2012	-	-	-	300,000	861,720
Sandra M. Forman	June 11, 2012	-	-	-	180,000	517,032

On June 11, 2012, the Committee granted the named executive officers a total of 1,380,000 shares of restricted stock. A total of 828,000 awards (60 percent) vest when the volume-weighted stock price is at or above pre-determined stock price targets over a 30-day period ("market-based awards"), based generally on the named executive officer’s continued service to the Company. These pre-determined stock price targets range from $5.00 per share to $9.00 per share. The remaining 552,000 of these shares (40 percent) have vesting dates ranging from December 31, 2012, through June 30, 2017 (“time-based awards”), based generally on the named executive officer's continued service to the Company. In the event of the termination of the named executive officer’s employment with the Company (and with all subsidiaries and affiliates of the Company) prior to a vesting date due to death or disability, the restrictions on the named executive officer’s time-based awards for which the scheduled vesting date is within six months from the date of the named executive officer’s termination of employment shall lapse; the named executive officer shall forfeit all rights to any other time-based awards and all of the market-based awards in the event of termination of the named executive officer’s employment with the Company (and with all subsidiaries and affiliates of the Company) prior to the applicable vesting date under any other circumstances. Notwithstanding the foregoing, the restrictions on the shares of restricted stock shall lapse upon a change in control (as defined in the Amended Stock Plan), and the Committee may, in its sole discretion, waive the restrictions on, and the vesting requirements for, the shares of restricted stock in other circumstances.

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2012 Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each of the named executive officers as of December 31, 2012.

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Douglas W. Jamison	270,000(1)	891,000
Daniel B. Wolfe	270,000(1)	891,000
Alexei A. Andreev	270,000(1)	891,000
Misti Ushio	270,000(1)	891,000
Sandra M. Forman	162,000(2)	534,600

(1)	9,900 shares will vest on June 30, 2013; 9,900 shares will vest on December 31, 2013; 10,200 shares will vest on June 30, 2014; 9,900 share will vest on December 31, 2014; 9,900 shares will vest on June 30, 2015; 10,200 shares will vest on December 31, 2015; 9,900 shares will vest on June 30, 2016; 9,900 shares will vest on December 31, 2016; and 10,200 shares will vest on June 30, 2017, subject to the named executive officer still being employed by us on the respective vesting date. However, in the event of termination prior to a vesting date due to death or disability, restrictions on time-based awards lapse if the award vests within six months from termination. 36,000 shares will vest when the volume weighted stock price over a 30-day period is at or above each of $5.00, $6.00, $7.00, $8.00 and $9.00, subject to the named executive officer still being employed by us on the respective vesting date.

(2)	5,940 shares will vest on June 30, 2013; 5,940 shares will vest on December 31, 2013; 6,120 shares will vest on June 30, 2014; 5,940 shares will vest on December 31, 2014; 5,940 shares will vest on June 30, 2015; 6,120 shares will vest on December 31, 2015; 5,940 shares will vest on June 30, 2016; 5,940 shares will vest on December 31, 2016; and 6,120 shares will vest on June 30, 2017, subject to the named executive officer still being employed by us on the respective vesting date. However, in the event of termination prior to a vesting date due to death or disability, restrictions on time-based awards lapse if the award vests within six months from termination. 21,600 shares will vest when the volume weighted stock price over a 30-day period is at or above each of $5.00, $6.00; $7.00; $8.00 and $9.00, subject to the named executive officer still being employed by us on the respective vesting date.

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2012 Option Exercises and Stock Vested

The following table sets forth information regarding shares of restricted stock for which forfeiture restrictions lapsed during the fiscal year ended December 31, 2012. None of the named executive officers exercised stock options in 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Douglas W. Jamison	30,000	99,000
Daniel B. Wolfe	30,000	99,000
Alexei A. Andreev	30,000	99,000
Misti Ushio	30,000	99,000
Sandra M. Forman	18,000	59,400

(1)	Number of shares acquired upon vesting is before withholding of vesting shares by the Company to satisfy tax withholding obligations. Each of our named executive officers elected to satisfy tax withholding obligations by having the Company withhold a portion of the vesting shares.

(2)	Value realized upon vesting is based on the closing trading price of our common stock on the vesting date ($3.30 on December 31, 2012).

Potential Payments upon Termination or Change in Control

None of our executive officers is party to a change in control or severance agreement with us. Our restricted stock award agreements contain a provision that upon a change of control, the awards of restricted stock would vest immediately. Other than this provision in the restricted stock award agreements, none of our named executive officers is entitled to any special payments solely upon a change in control. The number of shares and value of restricted stock for the named executive officers as of December 31, 2012 that would have vested under the acceleration scenarios described above is shown under the chart entitled "Outstanding Equity Awards at Fiscal Year-End."

The Company maintains a Medical Benefit Retirement Plan. The coverage is secondary to any government or subsequent employer-provided health-insurance plans. The plan provides medical and dental insurance for retirees and their spouses who, at the time of retirement, have 10 years of service with us and have attained 50 years of age or have attained 45 years of age and have 15 years of service with us. None of the named executive officers were eligible for coverage under the plan as of December 31, 2012.

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Remuneration of Directors

The following table sets forth the compensation paid by us to our directors for the year ended December 31, 2012. During 2012, we did not pay or accrue any pension or retirement benefits for our non-employee directors.

2012 Director Compensation

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	All Other Compensation ($)	Total ($)
Independent Directors:
W. Dillaway Ayres, Jr.	42,000	7,100	0	49,100
Dr. Phillip A. Bauman	31,500	7,100	0	38,600
Dugald A. Fletcher (1)	20,425	0	0	20,425
Lucio L. Lanza	33,000	7,100	0	40,100
Charles E. Ramsey	39,000	7,100	0	46,100
James E. Roberts(2)	39,000	7,100	0	46,100
Richard P. Shanley	41,250	7,100	0	48,350
Bruce W. Shewmaker	33,000	7,100	0	40,100

Interested Directors:
Douglas W. Jamison(3)	0	0	0	0
Lori D. Pressman(5)	8,425	0	15,306(6)	23,731

(1)	Mr. Fletcher did not stand for re-election at our annual meeting of shareholders on June 7, 2012.

(2)	Mr. Roberts will not stand for re-election at our upcoming Annual Meeting.

(3)	Mr. Jamison does not receive additional compensation as a Director. Refer to the “2012 Summary Compensation Table” for details of Mr. Mr. Jamison's compensation for 2012.

(4)	667 shares will vest on June 7, 2013; 667 shares will vest on June 7, 2014; and 666 shares will vest on June 7, 2015, provided that the director has been in continuous service as of that date; provided, however, the shares would vest immediately upon a change of control. The figures in this column do not represent amounts actually paid to non-employee directors, but represent the GAAP-based grant date fair value for all shares of restricted stock granted in 2012 based on the closing price of our common stock on the date of grant. We use the Black-Scholes model to calculate compensation cost under GAAP. You may find more information about the assumptions we use in the Black-Scholes model in our Annual Report on Form 10-K in Note 7. Stock-Based Compensation. Pursuant to SEC rules, the amounts shown exclude the impact of any estimated forfeitures related to service-based vesting conditions. These amounts may not correspond to the actual value that will be recognized by our directors upon vesting.

(5)	Ms. Pressman did not stand for re-election at our annual meeting of shareholders on June 7, 2012.

(6)	Represents payment for consulting services. Ms. Pressman may be considered an “interested person” because of consulting work performed for us. In 2011, she was paid $4,400 for consulting work for Enumeral Biomedical Corp., one of our portfolio companies. Ms. Pressman's total compensation paid by us and Enumeral Biomedical Corp. for the last two fiscal years is $70,994.

The Exemptive Order provides for a grant of 2,000 shares of restricted stock to our non-employee directors annually on the day of our annual meeting of shareholders for each year. One-third of the shares granted will vest on the anniversary of the grant for a three-year period. There are no outstanding option awards to outside directors.

In 2012, the directors who are not officers received $1,500 for each meeting of the Board and $1,500 for each committee meeting they attended, and a monthly retainer of $750. Each non-employee committee Chairman received an additional monthly retainer of $250. The Lead Independent Director received an additional monthly retainer of $500.

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SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

(Proposal No. 2)

PricewaterhouseCoopers LLP (“PwC”) has been selected as the independent registered public accounting firm by our Audit Committee and ratified by a majority of our Board, including a majority of the independent directors by vote cast in person, to audit the accounts of the Company for and during the Company's fiscal year ending December 31, 2013. This selection is subject to ratification or rejection by the shareholders of the Company. The Company knows of no direct or indirect financial interest of PwC in the Company.

Representatives of PwC will not attend the Annual Meeting in person but will be available to respond to questions by telephone.

Fees Paid to PwC for 2012 and 2011

PwC performed various audit and other services for us during 2012 and 2011. The following table presents a summary of the 2012 and 2011 fees billed by PwC:

	Fiscal Year Ended December 31, 2012	Fiscal Year Ended December 31, 2011
Audit Fees	$395,000	$390,340
Audit-Related Fees	40,500	0
Tax Fees	55,000	79,620
All Other Fees	1,960	1,960
TOTAL FEES:	$492,460	$471,920

Audit Fees

Audit fees include fees for professional services rendered by PwC, in connection with its annual audit of the Company's consolidated financial statements, reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q, and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under “Audit Fees.” This include fees billed for consultation regarding financial accounting standards and reporting standards.

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Tax Fees

Tax fees consist of fees billed for professional services for corporate and subsidiary tax compliance, tax advice and tax planning. These services included assistance regarding federal, state, local and international tax compliance.

All Other Fees

All other fees would include fees for products and services other than the services reported above. In 2011 and 2012, these services include an accounting research tool licensed from PwC.

The Audit Committee has determined that the provision of non-audit services that were provided during 2012 is compatible with maintaining PwC's independence in performing audit services for the Company.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the appointment of PwC as the independent registered public accounting firm of the Company.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

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ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 3)

In accordance with Section 14A of the 1934 Act, we are providing the Company’s shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in the section titled “Compensation Discussion & Analysis” and the accompanying tabular and narrative disclosure in this Proxy Statement that are required to be disclosed pursuant to Regulation S-K Item 402.

As described in the section titled “Compensation Discussion & Analysis,” our executive compensation program is designed to attract, motivate and retain employees by providing market-competitive compensation while preserving company resources in order to maintain our leadership position as a venture capital firm specializing in science-enabled technologies, particularly nanotechnology and microsystems. Shareholders are urged to read the Compensation Discussion & Analysis section of this Proxy Statement, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

The Compensation Committee seeks to retain employees and also to ensure that, in the future, they are compensated competitively when we recognize gains either through the sale of our portfolio companies or through their completion of IPOs. The Committee believes that retention is especially important for a company of our size (11 full-time employees as of December 31. 2012), the specialized nature of our business and the long-term nature of our venture capital investments.

In 2012, the main elements of our compensation program were base salary, a bonus opportunity, restricted shares and other benefits and perquisites.

While the Compensation Committee considers the financial performance of the Company and its portfolio companies when it makes compensation decisions, it is cognizant that based on the nature of making venture capital investments in early-stage companies, most of which are currently privately held, financial performance, including the Company’s stock price, must be considered in the context of the long-term nature of the business.

Accordingly, the following resolution will be submitted for a shareholder vote at the 2013 Annual Meeting:

“RESOLVED, that the shareholders of Harris & Harris Group, Inc. (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the Compensation Discussion & Analysis section and the accompanying tabular and narrative disclosure set forth in the Proxy Statement for this Annual Meeting.”

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This vote is merely advisory and will not be binding upon the Company or the Board. However, the Board values constructive dialogue on executive compensation and other important governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this matter.

The Company intends to hold this shareholder advisory vote to approve executive compensation annually until the Company holds its next advisory vote on the frequency of shareholder advisory votes on executive compensation as required pursuant to Section 14A of the 1934 Act.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” this resolution.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

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OTHER BUSINESS

The Board does not intend to bring any other matters before the Annual Meeting and, at the date of mailing of this Proxy Statement, has not been informed of any matter that others may bring before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

Annual Reports on Form 10-K

Our Annual Report on Form 10-K, as filed with the SEC, is being delivered with this Proxy Statement.

We undertake to provide, without charge, to each shareholder as of March 13, 2013, upon the written request of such shareholder, a copy of our Annual Report on Form 10-K and/or our last Quarterly Report on Form 10-Q, including the financial statements and the financial statement schedules, required to be filed with the SEC for our most recent fiscal year and/or quarter. Any shareholder who would like to request a copy of our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q may do so by calling toll-free 1-877-846-9832 or submitting a written request to the following address, which shall contain a representation in good faith that such shareholder was a beneficial owner, as of March 13, 2013, of our securities, entitled to vote:

Investor Relations
Harris & Harris Group, Inc.
1450 Broadway, 24th Floor
New York, NY 10018

By Order of the Board of Directors,
New York, New York
March 28, 2013	Sandra M. Forman
Secretary

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ANNUAL MEETING OF SHAREHOLDERS OF

HARRIS & HARRIS GROUP, INC.

May 2, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.hhvc.com/financials.cfm

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730300000000000000 9 050213

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ W. DILLAWAY AYRES, JR.
- ○ DR. PHILLIP A. BAUMAN
- ○ DOUGLAS W. JAMISON
- ○ LUCIO L. LANZA
- ○ CHARLES E. RAMSEY
- ○ RICHARD P. SHANLEY
- ○ BRUCE W. SHEWMAKER

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

At their discretion, the Proxies are authorized to vote upon such other business, including postponements or adjournments, as may properly come before the meeting or any postponements or adjournments thereof.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.